Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 19, 2008, is by and among BENIHANA INC., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the banks and certain financial institutions party hereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to that certain Credit Agreement dated as of March 15, 2007 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    New Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Engagement Letter” shall mean the letter agreement dated November 19, 2008, addressed to the Borrower from Wachovia, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Incremental Sweep Plus Revolving Facility” shall have the meaning set forth in Section 2.4.

“Second Amendment Effective Date” shall mean November 19, 2008.

“Successful Syndication” shall mean the date upon which Wachovia’s Revolving Commitment Percentage multiplied by the Revolving Committed Amount is less than or equal to $40,000,000.

1.2    Amendment to Definition of Applicable Margin.  The pricing grid set forth in the definition of Applicable Margin in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Revolver Commitment Fee	Standby Letter of Credit Fee
I	≥ 3.50 to 1.0	3.50%	2.00%	0.30%	3.50%
II	≥ 2.25 to 1.0 but < 3.50 to 1.0	1.75%	0.25%	0.30%	1.75%
III	≥ 1.00 to 1.0 but < 2.25 to 1.0	1.50%	0.00%	0.30%	1.50%
IV	<1.00 to 1.0	1.25%	0.00%	0.30%	1.25%

1.3    Amendment to Definition of Base Rate.  The definition of Base Rate set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means, for any day, the rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%), (b) the Prime Rate for such day and (c) the sum of (i) the Eurodollar Market Index Rate for such day (as calculated pursuant to the definition of Eurodollar Market Index Rate) plus (ii) 1.50%, in each instance as of such date of determination.  If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or Eurodollar Market Index Rate no longer accurately reflects an accurate determination of the prevailing Prime Rate or the Eurodollar Market Index Rate, the Agent may select a reasonably comparable index or source to use as the basis for the Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or the Eurodollar Market Index Rate.

1.4    Amendment to Definition of Fixed Charge Coverage Ratio.  The definition of Fixed Charge Coverage Ratio set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, as of the end of each fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBIT for the applicable period plus non-cash impairment charges for such period (to the extent deducted in calculating Consolidated Net Income) to (b) the sum of (i) Consolidated Accrued Interest Expense for the applicable period plus (ii) Consolidated Taxes for the applicable period plus (iii) dividends paid during such period plus (iv) Consolidated Scheduled Funded Debt Payments for the applicable period plus (v) any amounts paid for the repurchase of preferred stock for the applicable period plus (vi) an amount equal to the impact on Consolidated Taxes arising from any non-cash impairment charges for such period (to the extent added to Consolidated EBIT pursuant to clause (a) above).

1.5    Amendment to Definition of Interest Payment Date.  The definition of Interest Payment Date set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Payment Date” means as to any Loan, the last day of each calendar month and the Maturity Date.

1.6    Amendment to Definition of Revolving Committed Amount.  The definition of Revolving Committed Amount set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Committed Amount” shall mean $50,000,000; provided that, (a) so long as no Default or Event of Default has occurred and is continuing, such amount shall be increased once during the term of this Agreement, after the Second Amendment Effective Date, by an aggregate amount equal to $10,000,000 on the earlier to occur of (i) the date upon which the Borrower shall have delivered to the Agent the financial information required to be delivered to the Agent pursuant to Section 7.1(b) for any two consecutive fiscal quarter periods demonstrating a Leverage Ratio of less than 3.50 to 1.0 for such two consecutive fiscal quarter periods or (ii) the Successful Syndication and (b) such amount shall be subject to additional increases or decreases pursuant to the provisions set forth in Sections 2.4, 3.3 and 3.4.

1.7    Amendment to Definition of Sweep Plus Revolving Committed Amount.  The definition of Sweep Plus Revolving Committed Amount set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Sweep Plus Revolving Committed Amount” shall mean the Revolving Committed Amount.

1.8    Amendment to Section 2.1(a)(ii).  Section 2.1(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)           In the event the Net Cash Position calculated above is a deficit on any Business Day, the Agent will extend a Sweep Plus Revolving Loan to the Borrower’s Checking Account on such Business Day in the amount of such deficit; provided, however, that the sum of the aggregate principal amount of outstanding Sweep Plus Revolving Loans shall not exceed the Sweep Plus Revolving Committed Amount; provided, further, (A) with regard to each Lender individually, such Lender’s outstanding Sweep Plus Revolving Loans shall not exceed such Lender’s Revolving Commitment Percentage of the Sweep Plus Revolving Committed Amount, (B) the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount, and (C) with regard to each Lender individually, such Lender’s outstanding Non-Sweep Revolving Loans shall not exceed such Lender’s Revolving Commitment Percentage of the Non-Sweep Revolving Committed Amount.  Sweep Plus Revolving Loans are hereby authorized to be made automatically by the Agent on a daily basis, without requiring the Borrower to provide a Notice of Borrowing.  No Sweep Plus Revolving Loan shall be required to be made if the Borrower is in material default under the Services Agreement or if a Default or Event of Default hereunder has occurred and remains outstanding.

1.9    Amendment to Section 2.2(a).  Section 2.2(a) of the Credit Agreement is amended by deleting the phrase “FIFTEEN MILLION DOLLARS ($15,000,000)” and replacing it with “TWELVE MILLION DOLLARS ($12,000,000)”.

1.10   Amendment to Section 2.3(a).  Section 2.3(a) of the Credit Agreement is amended by deleting the phrase “FIVE MILLION DOLLARS ($5,000,000)” and replacing it with “FOUR MILLION DOLLARS ($4,000,000)”.

1.11   Amendment to Section 2.  A new Section 2.4 is hereby added to Section 2 of the Credit Agreement to read as follows:

2.4           Additional Sweep Plus Revolving Commitment.

Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time (but not to exceed one (1) increase in the aggregate) prior to the Maturity Date, to incur additional Indebtedness under this Credit Agreement in the form of an increase to the Revolving Committed Amount (each an “Incremental Sweep Plus Revolving Facility”) by an aggregate amount of up to $15,000,000.  The following terms and conditions shall apply to each Incremental Sweep Plus Revolving Facility:  (i) the loans made under any such Incremental Sweep Plus Revolving Facility shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (ii) any such Incremental Sweep Plus Revolving Facility shall mature on the Maturity Date, (iii) any such Incremental Sweep Plus Revolving Facility shall have the same terms and conditions as the Sweep Plus Revolving Loans, including without limitation, shall (A) be entitled to the same voting rights as the existing Loans, (B) be entitled to receive proceeds of prepayments on the same basis as the existing Loans and (C) have the same Applicable Margin as the Sweep Plus Revolving Loans, (iv) any such Incremental Sweep Plus Revolving Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (v) any such Incremental Sweep Plus Revolving Facility shall be in a minimum principal amount of $15,000,000, (vi) the proceeds of any Incremental Sweep Plus Revolving Facility will be used for the purposes set forth in Section 7.9, (vii) the Borrower shall execute a Revolving Note in favor of any new Lender or any existing Lender requesting a Revolving Note whose Sweep Plus Revolving Commitment is increased, (viii) the conditions to Extensions of Credit in Section 5.2 shall have been satisfied, (ix) the Agent shall have received (A) an opinion or opinions (including, if reasonably requested by the Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Agent and the Lenders, in form and substance acceptable to the Agent, (B) any authorizing corporate documents as the Agent may reasonably request and (C) a duly executed Notice of Borrowing, (xi) the Borrower may only exercise any such Incremental Sweep Plus Revolving Facility to the extent that the Revolving Committed Amount has been increased prior to the date of such exercise pursuant to clause (a) of the definition of Revolving Committed Amount and (x) the Required Lenders shall have approved each Incremental Sweep Plus Revolving Facility.  The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Agent to join this Credit Agreement as Lenders hereunder for any portion of such Incremental Sweep Plus Revolving Facility, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Agent may reasonably request.  The Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any new Incremental Sweep Plus Revolving Facility therein.  In connection with the closing of any Incremental Sweep Plus Revolving Facility, the outstanding Sweep Plus Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders (which the Borrower shall be responsible for any costs arising under Section 3.12 resulting from such reallocation and repayments) of Sweep Plus Revolving Loans as necessary such that, after giving effect to such Incremental Sweep Plus Revolving Facility, each Lender will hold Sweep Plus Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Incremental Sweep Plus Revolving Facility).

1.12   Amendment to Section 3.5.  A new clause (c) is hereby added to the end of Section 3.5 of the Credit Agreement to read as follows:

(c)           Agent Fee.  The Borrower agrees to pay to the Agent the annual administrative fee as described in the Engagement Letter.

1.13   Amendment to Section 6.9.  A new sentence is hereby added to the end of Section 6.9 of the Credit Agreement to read as follows:

Schedule 6.9 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

1.14   Amendment to Section 6.13.  The first sentence of Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the earlier of (a) the date such Schedule was most recently updated by the Credit Parties or (b) the date the Credit Parties were most recently required to join Additional Credit Parties, if any (whether or not any such additional Credit Parties were joined hereto), pursuant to the requirements of Section 7.12.

1.15   Amendment to Section 7.1(c).  Section 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)           As soon as available, and in any event within thirty (30) days after the close of each four week fiscal period of the Consolidated Parties, a report of comparable sales trends by four week fiscal period, in form and substance satisfactory to the Agent.

1.16   Amendment to Section 7.11.  Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.11           Financial Covenants.

(a)           Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties for each date of determination occurring during each of the periods listed below, shall be greater than or equal to the following:

Period	Ratio
Second Amendment Effective Date through and including fiscal year 2010	1.70 to 1.0
Fiscal year 2011 and thereafter	1.80 to 1.0

(b)           Leverage Ratio.  The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties for each date of determination occurring during each of the periods listed below, shall be less than or equal to the following:

Period	Ratio
Second Amendment Effective Date through and including the Borrower’s 2010 second fiscal quarter end	4.25 to 1.0
The Borrower’s 2010 third fiscal quarter end through and including the Borrower’s 2010 fourth fiscal quarter end	4.00 to 1.0
Fiscal year 2011 and thereafter	3.50 to 1.0

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

(a)           Executed Amendment.  The Agent shall have received a copy of this Amendment duly executed by (a) each of the Credit Parties, (b) the Agent and (c) the Required Lenders.

(b)           Legal Opinion.  The Agent shall have received an opinion of counsel for the Credit Parties, dated as of the Amendment Effective Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent.

(c)           Engagement Letter.  The Agent shall have received a fully executed copy of the Engagement Letter.

(d)           Authority Documents.  The Agent shall have received the following, each in form and substance reasonably satisfactory to the Agent an officer’s certificate (the “Officer’s Certificate”) (A) certifying that the articles of incorporation or other organizational documents (or the foreign equivalent, if any), as applicable, of each Credit Party that were delivered on the Closing Date (or, if applicable, on the date such Credit Party was joined to the Credit Agreement as a Guarantor pursuant to Section 7.12) remain true and complete as of the Amendment Effective Date, (B) certifying that the bylaws (or the foreign equivalent, if any) of each Credit Party that were delivered on the Closing Date (or, if applicable, on the date such Credit Party was joined to the Credit Agreement as a Guarantor pursuant to Section 7.12) remain true and correct and in force and effect as of the Amendment Effective Date, (C) certifying the incumbency certificates of each Credit Party that were delivered on the Closing Date (or, if applicable, on the date such Credit Party was joined to the Credit Agreement as a Guarantor pursuant to Section 7.12) remains true and complete as of the Amendment Effective Date and (D) attaching copies of the resolutions of the board of directors (or the foreign equivalent) of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions to be true and correct and in force and effect as of the Amendment Effective Date.

(e)           Default.  No Default or Event of Default shall exist.

(f)           Fees and Expenses.  The Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, (i) the reasonable fees and expenses of Moore & Van Allen PLLC and (ii) the fees and expenses due and owing under the Engagement Letter.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended previously and as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be effective only to the extent specifically set forth herein and shall not, except as specifically consented to or waived by this Amendment, (a) be construed as a waiver of any breach or default whether or not the Lenders have been informed thereof, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)           The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)           The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

3.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

3.7           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

3.10   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

3.11   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12   General Release.  In consideration of the Agent, on behalf of the Lenders, entering into this Amendment, each Credit Party hereby releases the Agent, the Lenders, and the Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

3.13   Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.10, 11.16 and 11.18 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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BENIHANA INC.
AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                                                                      BENIHANA INC.,
a Delaware corporation

By:

GUARANTORS:
1501 BROADWAY RESTAURANT CORP.,
a New York corporation
BENIHANA BETHESDA CORP.,
a New York corporation
BENIHANA BRICKELL STATION CORP.,
a Delaware corporation
BENIHANA BROOMFIELD CORP.,
a Delaware corporation
BENIHANA CARLSBAD CORP.,
a Delaware corporation
BENIHANA CHANDLER CORP.,
a Delaware corporation
BENIHANA CHICAGO CORP.,
a Delaware corporation
BENIHANA ENCINO CORP.,
a California corporation
BENIHANA INTERNATIONAL, INC.,
a Delaware corporation
BENIHANA LINCOLN ROAD CORP.,
a Florida corporation
BENIHANA LOMBARD CORP.,
an Illinois corporation
BENIHANA MARINA CORP.,
a California corporation
BENIHANA MONTEREY CORPORATION,
a Delaware corporation
BENIHANA NATIONAL CORP.,
a Delaware corporation
BENIHANA NATIONAL OF FLORIDA CORP.,
a Delaware corporation
BENIHANA NEW YORK CORP.,
a Delaware corporation
BENIHANA ONTARIO CORP.,
a Delaware corporation
BENIHANA ORLANDO CORP.,
a Delaware corporation

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BENIHANA INC.
AMENDMENT TO CREDIT AGREEMENT

BENIHANA PLYMOUTH MEETING CORP.,
a Delaware corporation
BENIHANA OF PUENTE HILLS CORP.,
a Delaware corporation
BENIHANA SCHAUMBURG CORP.,
a Delaware corporation
BENIHANA SUNRISE CORPORATION,
a Delaware corporation
BENIHANA TUCSON CORP.,
a Delaware corporation
BENIHANA WESTBURY CORP.,
a Delaware corporation
BENIHANA WESTWOOD CORP.,
a Delaware corporation
BENIHANA WHEELING CORP.,
a Delaware corporation
BIG SPLASH KENDALL CORP.,
a Delaware corporation
HARU AMSTERDAM AVENUE CORP.,
a New York corporation
HARU FOOD CORP.,
a New York corporation
HARU GRAMERCY PARK CORP.,
a New York corporation
HARU HOLDING CORP.,
a Delaware corporation
HARU PARK AVENUE CORP.,
a Delaware corporation
HARU PHILADELPHIA CORP.,
a Delaware corporation
HARU PRUDENTIAL CORP.,
a Delaware corporation
HARU THIRD AVENUE CORP.,
a New York corporation
HARU TOO, INC.,
a New York corporation
HARU WALL STREET CORP.,
a Delaware corporation
MAXWELL’S INTERNATIONAL INC.,
a Delaware corporation
NOODLE TIME, INC.,
a Florida corporation
RA AHWATUKEE RESTAURANT CORP.,
a Delaware corporation
RA FASHION VALLEY CORP.,
a Delaware corporation
RA KIERLAND RESTAURANT CORP.,
a Delaware corporation
RA SCOTTSDALE CORP.,
a Delaware corporation

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BENIHANA INC.
AMENDMENT TO CREDIT AGREEMENT

RA TEMPE CORP.,
a Delaware corporation
RA SUSHI BALTIMORE CORP.,
a Delaware corporation
RA SUSHI CHICAGO CORP.,
a Delaware corporation
RA SUSHI CORONA CORP.,
a Delaware corporation
RA SUSHI DENVER CORP.,
a Delaware corporation
RA SUSHI GLENVIEW CORP.,
a Delaware corporation
RA SUSHI HUNTINGTON BEACH CORP.,
a Delaware corporation
RA SUSHI HOLDING CORP.,
a Delaware corporation
RA SUSHI LAS VEGAS CORP.,
a Nevada corporation
RA SUSHI LOMBARD CORP.,
a Delaware corporation
RA SUSHI MESA CORP.,
a Delaware corporation
RA SUSHI PALM BEACH GARDENS CORP.,
a Delaware corporation
RA SUSHI SAN DIEGO CORP.,
a Delaware corporation
RA SUSHI SOUTH MIAMI CORP.,
a Delaware corporation
RA SUSHI TORRANCE CORP.,
a Delaware corporation
RA SUSHI TUCSON CORP.,
a Delaware corporation
RA SUSHI TUSTIN CORP.,
a Delaware corporation
RA SUSHI WESTWOOD CORP.,
a Delaware corporation
RUDY’S RESTAURANT GROUP, INC.,
a Nevada corporation
TEPPAN RESTAURANTS LTD.,
an Oregon corporation
THE SAMURAI, INC.,
a New York corporation

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BENIHANA INC.
AMENDMENT TO CREDIT AGREEMENT

BENIHANA LAS COLINAS CORP.,
a Texas corporation
BENIHANA OF TEXAS, INC.,
a Texas corporation
BENIHANA WOODLANDS CORP.,
a Texas corporation
RA HOUSTON CORP.,
a Texas corporation
RA SUSHI CITY CENTER CORP.,
a Texas corporation
RA SUSHI PLANO CORP.,
a Texas corporation
BENIHANA MEADOWLANDS CORP.,
a Delaware corporation
RA SUSHI PEMBROKE PINES CORP.,
a Delaware corporation
BENIHANA COLUMBUS CORP.,
a Delaware corporation
BENIHANA CORAL SPRINGS CORP.,
a Delaware corporation
RA SUSHI CHINO HILLS CORP.,
a Delaware corporation
RA SUSHI LEAWOOD CORP.,
a Delaware corporation
RA SUSHI ORLANDO CORP.,
a Delaware corporation
BENIHANA PLANO CORP.,
a Texas corporation
RA SUSHI PITTSBURGH CORP.,
a Delaware corporation
RA SUSHI ATLANTA MIDTOWN CORP.,
a Delaware corporation

By:
Name:
Title:

BENIHANA INC.
AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDER:                                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender and as Agent

By:
Name:
Title: